UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2015

BRUKER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30833 (Commission File Number)	04-3110160 (IRS Employer Identification No.)

40 Manning Road
Billerica, MA 01821
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (978) 663-3660

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 of the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)     Election of New Director

On August 6, 2015, the Company’s Board of Directors (the “Board”) approved an increase in the number of directors to expand the size of the Board by one director to a total of twelve directors, with such additional director assigned to Class II, and elected Dr. Hermann Requardt to fill the newly-created vacancy on the Board, effective immediately.  Dr. Requardt will serve for a term expiring at the Company’s 2017 Annual Meeting of Stockholders.

Dr. Requardt currently serves as an independent strategic advisor to a number of European public and private life science and healthcare technology companies. From 2009 to February 2015 he served as Chief Executive Officer of the healthcare division of Munich, Germany-based Siemens AG. He also served as Chief Technology Officer of Siemens AG from 2008 through 2011. Additionally, from 2006 through January 2015 he was a member of the Siemens AG Managing Board, during which time he also held a variety of regional and operational responsibilities at Siemens and its affiliates. Dr. Requardt joined Siemens Medical Solutions in 1984 and served there in roles of increasing responsibility before assuming global responsibility for the magnetic resonance business unit in 1994. Dr. Requardt is an honorary Professor of Physics at the University of Frankfurt and serves on several academic and industrial boards in Germany, including, among other positions, serving as Vice Chairman of Fraunhofer-Gesellschaft, Europe’s largest application-oriented research organization, and as a member of the Executive Board of Acatech, the National Academy of Science and Engineering. He also is a member of the Advisory Board of Dekra SE, headquartered in Stuttgart, Germany, and the Supervisory Board of Sivantos Group, which was Siemens Audiology Solutions prior to its spin-off from Siemens AG in early 2015.  Dr. Requardt holds a Ph.D. in Biophysics, with a focus on radiation biophysics and microbiology, from the University of Frankfurt.

Dr. Requardt’s compensation for his services as a director will be consistent with that of the other non-employee directors of the Company, as described in the Company’s definitive proxy statement with respect to its 2015 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 14, 2015. There are no other arrangements or understandings between Dr. Requardt and any other person pursuant to which he was elected as a director, and Dr. Requardt is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Dr. Requardt’s appointment is attached to this report as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)                                                         Exhibits

Number	Description

99.1	Press release dated August 7, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER CORPORATION (Registrant)

Date: August 7, 2015	By:	/s/ ANTHONY L. MATTACCHIONE
Anthony L. Mattacchione
Senior Vice President and
Interim Chief Financial Officer